ARTICLES OF CORRECTION

The undersigned submits these articles pursuant to Texas Civil Statutes Article 1302-7.01 to correct a document which is an inaccurate record of the entity action, contains an inaccurate or erroneous statement, or was defectively or erroneously executed, sealed, acknowledged, or verified.

ARTICLE ONE

The name of the entity is Peerless Mfg.  Co.

ARTICLE TWO

The document to be corrected is the Articles of Amendment by the Shareholder to the Articles of Incorporation, As Amended, of Peerless Mfg. Co. which was filed in the Office of the Secretary of State on the 4th day of November, 1969.

ARTICLE THREE

The inaccuracy, error, or defect to be corrected is the reference to Part Four of the Texas Miscellaneous Corporation Laws Act in the amended Article Two, the purpose clause of the Company, located in
Article II of such Articles of Amendment.

ARTICLE FOUR

As corrected, the inaccurate, erroneous, or defective portion of the document reads as follows:

ARTICLE TWO

The purpose or purposes for which the Corporation is organized are:

To transact a manufacturing business, including the manufacture of oil and gas equipment and other engineering specialties of every kind and character, and to purchase and sell goods, wares and merchandise used for such business.

In addition, but without being limited by the foregoing, to buy, sell, and deal in personal property, real property and services.

PEERLESS MFG.  CO.

By:      /s/ Kent J. Van Houten
         -----------------------------
         KENT J.  VAN HOUTEN SECRETARY









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AMENDED AND RESTATED ARTICLES OF INCORPORATION


ARTICLE ONE

Peerless Mfg. Co., pursuant to the provisions of Article 4.07 of the Texas Business Corporation Act ( TBCA ), hereby adopts restated articles of incorporation which accurately copy the articles of incorporation and all amendments thereto that are in effect to date and as further amended by such restated articles of incorporation as hereinafter set forth and which contain no other change in any provision thereof.

ARTICLE TWO

The articles of incorporation of the corporation are amended by the restated articles of incorporation as follows:

Article Six is amended to increase the authorized shares of Common Stock of the Company.

ARTICLE THREE

Such amendment made by the restated articles of incorporation has been effected in conformity with the provisions of the Texas Business Corporation Act and such restated articles of incorporation and such amendment made by the restated articles of incorporation were duly adopted by the shareholders of the corporation on the 20th day of November, 1997.

ARTICLE FOUR

The number of shares outstanding was 1,451,992, and the number of shares entitled to vote on the restated articles of incorporation as so amended was 1,451,992. The number of shares voted for such restated articles as so amended was 1,127,805; the number of shares voted against such restated articles as so amended was 232,055; the number of shares abstaining was 7,200.

ARTICLE FIVE

The articles of incorporation and all amendments and supplements thereto are hereby superseded by the following restated articles of incorporation which accurately copy the entire text thereof and as amended as above set forth:

ARTICLES OF INCORPORATION OF PEERLESS MFG.  CO.

ARTICLE ONE

The name of this corporation shall be PEERLESS MFG.  CO.

ARTICLE TWO

The purpose or purposes for which the Corporation is organized are:

To transact a manufacturing business, including the manufacture of oil and gas equipment and other engineering specialties of every kind and character, and to purchase and sell goods, wares and merchandise used for such business.

In addition, but without being limited by the foregoing, to buy, sell, and deal in personal property, real property and services.

ARTICLE THREE

The place where the business of this corporation is to be transacted is in the City of Dallas, Dallas County, Texas, and elsewhere within or without the State of Texas, in accordance with the laws of said State, and its principal place of business shall be in said Dallas County, Texas.

ARTICLE FOUR

The period of its duration is perpetual.

ARTICLE FIVE

The number of directors is five (5), and the names and addresses of the current directors are as follows:

        Name                                Address

David  D.  Battershell                2819  Walnut Hill Lane
                                      Dallas, Texas 75229
Bernard  S.  Lee                      2819 Walnut Hill Lane
                                      Dallas, Texas 75229
Joseph V. Mariner, Jr.                2819 Walnut Hill Lane
                                      Dallas, Texas 75229
Sherrill Stone                        2819 Walnut Hill Lane
                                      Dallas, Texas 75229
Donald A. Sillers, Jr.                2819 Walnut Hill Lane
                                      Dallas, Texas 75229

ARTICLE SIX

The aggregate number of shares of all classes of stock which the Corporation shall have authority to issue is ten million (10,000,000) consisting of 10,000,000 shares of Common Stock of the par value of One Dollar ($1.00) per share.

ARTICLE SEVEN

No stockholder of this Corporation shall, by reason of his holding shares of any class of stock of this Corporation, have any preemptive or preferential right to purchase or subscribe for any shares of any class of stock of this Corporation, now or hereafter to be authorized, or any notes, debentures, bonds or other securities convertible into or carrying options, warrants or rights to purchase shares of any class, now or hereafter to be authorized, whether or not the issuance of any such shares or such notes, debentures, bonds or other securities would adversely affect the dividend or voting rights of any such shareholder, other than such rights, if any, as the Board of Directors, at its discretion, from time to time may grant, and at such price as the Board of Directors at its discretion may fix; and the Board of Directors may issue shares of any class of stock of this Corporation or any notes, debentures, bonds or other securities convertible into or carrying options, warrants or rights to purchase shares of any class without offering any such shares of any class or such notes, debentures, bonds, or other securities either in whole or in part to the existing shareholders of any class.

ARTICLE EIGHT

The right to accumulate votes in the election of directors, and/or cumulative voting by any shareholders is hereby expressly denied.

ARTICLE NINE

(a) The corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses (including attorney fees), judgments, fines, and amounts paid in settlement, actually and reasonably incurred by him in connection with such action, suit or proceeding, if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the corporation, and, with respect to any criminal action or proceedings had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment,  order,  settlement  or  conviction,  or  on  plea  of  nolo contendere or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding had reasonable cause to believe that his conduct was unlawful.

(b)  The corporation shall have the power to indemnify any person  who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, agent or employee of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorney fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect to any claim, issue or manner as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application that despite the adjudication of liabilities but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

(c) To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in sub-sections (a) and
(b), or in defense of any claim, issue or matter therein he shall be indemnified against expenses (including attorney fees) actually and reasonably incurred by him in connection therewith.

(d) Any indemnifications under subsections (a) and (b) (unless ordered by a court) shall be made by the corporation only as authorized in the specific case, by reimbursement on a current basis or otherwise, upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in subsections (a) and
(b). Such determination shall be made (1) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding or (2) by the Board of Directors, whether interested or disinterested, and whether or not a quorum is obtainable, if based upon a written opinion of legal counsel, or (3) by the stockholders.

(e) Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Directors. In the specific case upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the corporation as authorized in this section.

(f) The indemnification provided by this section shall not be deemed exclusive of any other right to which those seeking indemnification may be entitled under any bylaw, agreement, vote of stockholders or disinterested director, or otherwise, both as to action in his official capacity and as to his action in other capacities while holding such office and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

(g) The corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity or arising out of his status as such whether or not the corporation would have the power to indemnify him against such liability under the provisions of this section.

ARTICLE TEN

This Corporation may enter into contracts and transact business with one or more of its directors, officers or stockholders, or with any corporation, firm or association in which any of its directors or officers are stockholders, directors, officers, employees or are otherwise interested; and no such contract or other transaction shall be void or voidable or otherwise affected by reason of such ownership or directorship or office in such corporation or such interest in such other firm, corporation or association, notwithstanding that a director or directors having such interest are present and are counted for the purpose of determining the existence of a quorum at any meeting of the Board of directors of the Corporation which acts upon or in reference to such contract or transaction, and notwithstanding that the vote of such director or directors shall have been necessary to authorize, approve, ratify or otherwise obligate the Corporation upon such contract or transaction; provided, however, that the fact of such interest shall be disclosed or otherwise known to the Board of Directors at a meeting of the Board of Directors which acts upon or in reference to such contract or transaction.

9.14F STATEMENT

The street address of the corporation's initial registered office is 2819 Walnut Hill Lane, Dallas, Texas 75229, and the name of its initial registered agent at such address is Sherrill Stone.




PEERLESS MFG.  CO.



By:      /s/ Kent J. Van Houten
         -----------------------------
         KENT J.  VAN HOUTEN SECRETARY